Exhibit 99.1

Mueller Industries, Inc. Reports Second Quarter 2016 Earnings

MEMPHIS, Tenn., July 26, 2016 -- Mueller Industries, Inc. (NYSE: MLI) announced today net income of $27.8 million, or 49 cents per diluted share, for the second quarter of 2016.  In the second quarter of 2015, the Company reported net income of $33.7 million, or 59 cents per diluted share which included $6.7 million, or 12 cents per diluted share, in unusual gains.

Net sales for the second quarter of 2016 were $544.1 million compared with $555.6 million for the same quarter of the prior year.  Overall unit volume rose over the same period in 2015, but lower selling prices as a result of lower copper prices reduced overall net sales.  The average price of copper was $2.13 per pound in the second quarter of 2016 compared with $2.77 per pound in the second quarter of 2015.
Acquired businesses have performed well in 2016 and contributed favorably to the second quarter 2016 earnings.  The earnings benefit from acquired businesses was muted by margin compression at the U.S. copper tube, copper fittings and brass rod businesses.  These businesses were impacted by elevated premiums to secure copper cathode and by contracted discounts and availability of copper and brass scrap.

Financial and Related Highlights:
-
The second quarter of 2015 included a pre-tax gain on the sale of assets of $15.4 million, offset by severance charges of $3.4 million, before tax, related to the rationalization of the U.K. copper tube business.

-	The second quarter of 2016 results included a $995 thousand net loss from Tecumseh Products Co., an unconsolidated affiliate.
-	Cash ended the period at $283.2 million, debt to total capitalization ratio was 20.0 percent and the current ratio was 4.0 to 1.

Regarding the outlook Greg Christopher, Mueller CEO, said, "In the U.S., construction activity continues at a steady pace in both the residential and non-residential sectors. Orders for our construction related products in North America are solid and we look forward to moving beyond production constraints related to our ongoing piping products plant modernization programs."

He adds, "Activity in the U.S. industrial sector remains soft and China continues to be challenging. These factors have impacted our respective businesses and we look forward to their eventual rebound."

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Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics.  It is headquartered in Memphis, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, and China.  Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications.  Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

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Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings.  The words "outlook," "estimate," "project," "intend," "expect," "believe," "target," "encourage," "anticipate," "appear," and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
 (901)753-3226
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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Net sales	$544,071	$555,593	$1,076,880	$1,092,835

Cost of goods sold	456,060	470,365	902,702	931,199
Depreciation and amortization	9,061	8,188	17,981	16,041
Selling, general, and administrative expense	34,514	33,420	70,294	66,251
Gain on sale of assets	—	(15,376)	—	(15,376)
Severance	—	3,442	—	3,442

Operating income	44,436	55,554	85,903	91,278
Interest expense	(1,692)	(2,219)	(3,540)	(4,295)
Other income, net	515	265	760	370

Income before income taxes	43,259	53,600	83,123	87,353
Income tax expense	(14,005)	(19,738)	(28,126)	(31,151)
Income (loss) from unconsolidated affiliates, net of tax	(995)	—	1,927	—

Consolidated net income	28,259	33,862	56,924	56,202
Net income attributable to noncontrolling interests	(462)	(211)	(497)	(573)

Net income attributable to Mueller Industries, Inc.	$27,797	$33,651	$56,427	$55,629

Weighted average shares for basic earnings per share	56,511	56,247	56,489	56,220
Effect of dilutive stock-based awards	418	743	456	737

Adjusted weighted average shares for diluted earnings per share	56,929	56,990	56,945	56,957

Basic earnings per share	$0.49	$0.60	$1.00	$0.99

Diluted earnings per share	$0.49	$0.59	$0.99	$0.98

Dividends per share	$0.100	$0.075	$0.175	$0.150

Summary Segment Data:

Net sales:
Piping Systems Segment	$388,662	$379,750	$757,552	$741,232
Industrial Metals Segment	127,737	145,228	262,258	296,264
Climate Segment	31,359	31,498	62,065	57,309
Elimination of intersegment sales	(3,687)	(883)	(4,995)	(1,970)

Net sales	$544,071	$555,593	$1,076,880	$1,092,835

Operating income:
Piping Systems Segment	$32,959	$43,235	$64,118	$69,494
Industrial Metals Segment	17,124	20,475	37,036	39,434
Climate Segment	5,837	4,250	9,716	6,515
Unallocated expenses	(11,484)	(12,406)	(24,967)	(24,165)

Operating income	$44,436	$55,554	$85,903	$91,278
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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	July 2, 2016	December 26, 2015
ASSETS
Cash and cash equivalents	$283,161	$274,844
Accounts receivable, net	305,332	251,571
Inventories	249,954	239,378
Other current assets	27,276	34,608

Total current assets	865,723	800,401

Property, plant, and equipment, net	297,939	280,224
Other assets	256,813	258,176

	$1,420,475	$1,338,801

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt	$16,226	$11,760
Accounts payable	105,138	88,051
Other current liabilities	96,586	109,618

Total current liabilities	217,950	209,429

Long-term debt	213,646	204,250
Pension and postretirement liabilities	32,703	34,876
Environmental reserves	20,830	20,943
Deferred income taxes	13,644	7,161
Other noncurrent liabilities	2,930	2,440

Total liabilities	501,703	479,099

Total Mueller Industries, Inc. stockholders' equity	872,655	827,285
Noncontrolling interests	46,117	32,417

Total equity	918,772	859,702

	$1,420,475	$1,338,801

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	July 2, 2016	June 27, 2015

Cash flows from operating activities
Consolidated net income	$56,924	$56,202
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	18,162	16,293
Equity in earnings of unconsolidated affiliates	(1,927)	—
Stock-based compensation expense	2,874	2,966
Gain on disposal of assets	(555)	(15,392)
Impairment charges	—	570
Deferred income taxes	3,548	(1,445)
Income tax benefit from exercise of stock options	(186)	(146)
Changes in assets and liabilities, net of businesses acquired
Receivables	(52,334)	(24,304)
Inventories	1,176	(5,252)
Other assets	17,009	6,963
Current liabilities	(1,314)	(19,629)
Other liabilities	(1,440)	(415)
Other, net	(72)	739

Net cash provided by operating activities	41,865	17,150

Cash flows from investing activities
Capital expenditures	(10,248)	(15,969)
Businesses acquired, net of cash acquired	(20,533)	(35,978)
Net withdrawals from restricted cash balances	1,508	3,486
Proceeds from the sale of assets	1,482	5,518

Net cash used in investing activities	(27,791)	(42,943)

Cash flows from financing activities
Repayments of long-term debt	(500)	(500)
Dividends paid to stockholders of Mueller Industries, Inc.	(9,887)	(8,435)
Issuance of debt	2,000	—
Issuance (repayment) of debt by joint ventures, net	4,426	(17,750)
Net cash received to settle stock-based awards	326	125
Income tax benefit from exercise of stock options	186	146

Net cash used in financing activities	(3,449)	(26,414)

Effect of exchange rate changes on cash	(2,308)	(780)

Increase (decrease) in cash and cash equivalents	8,317	(52,987)
Cash and cash equivalents at the beginning of the period	274,844	352,134

Cash and cash equivalents at the end of the period	$283,161	$299,147

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MUELLER INDUSTRIES, INC.
Reconciliation of Net Income as Reported to Pro forma without Unusual Items
(Unaudited)

Earnings attributable to normal operations without the gain on sale of assets and severance is a measurement not derived in accordance with generally accepted accounting principles (GAAP).  Excluding these items is useful as it measures the operating results that are the outcome of daily operating decisions made in the normal course of business.  Reconciliation of earnings attributable to normal operations without these items to net income as reported is as follows:

	For the Quarter Ended June 27, 2015
		Impact of
(In thousands, except per share data)	As Reported	Yorkshire Copper Tube Severance	Gain on Sale of Assets	Pro forma
Operating income	$55,554	$3,442	$(15,376)	$43,620

Interest expense	(2,219)	—	—	(2,219)
Other income, net	265	—	—	265

Income before income taxes	53,600	3,442	(15,376)	41,666
Income tax expense	(19,738)	(697)	5,905	(14,530)

Consolidated net income	33,862	2,745	(9,471)	27,136
Net income attributable to non-controlling interest	(211)	—	—	(211)

Net income attributable to Mueller Industries, Inc.	$33,651	$2,745	$(9,471)	$26,925

Diluted earnings per share	$0.59	$0.05	$(0.17)	$0.47

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